UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 5, 2011

ALPHA NATURAL RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32331	42-1638663
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

One Alpha Place, P.O. Box 16429,
Bristol, VA 24209

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (276) 619-4410

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On July 21, 2010, the Dodd-Frank Wall Street and Consumer Protection Act (the “Dodd-Frank Act”) was enacted.  Section 1503 of the Dodd-Frank Act contains a reporting requirement regarding mine safety, including disclosing on a Current Report on Form 8-K the receipt of a notice of the potential to have a pattern of violations of mandatory health or safety standards under section 104(e) of the Federal Mine Safety and Health Act of 1977 (the “Mine Act”) issued by the Mine Safety and Health Administration (“MSHA”).

On December 5, 2011, MSHA issued to Support Mining Company d/b/a Inman Coal (“Inman”) and Independence Coal Company, Inc. (“Independence”), subsidiaries of Alpha Natural Resources, Inc. (“Alpha”), written notice stating that Inman’s Randolph Mine (“Randolph”) and Independence’s Justice #1 Mine (“Justice”) have the potential to have a pattern of violations (“PPOV”) under section 104(e) of the Mine Act.

The PPOV notices are based on citations and orders issued by MSHA to Inman and Independence during the twelve month period ending September 30, 2011 and data on injuries that occurred during the twelve month period ending June 30, 2011.  The notices received by Inman and Independence state that MSHA will postpone action on the matter until further notice because both Randolph and Justice are currently in PPOV status, pursuant to written notices issued by MSHA on August 30, 2011.

Both Inman and Independence have achieved reductions in their violation rates at their respective mines, in accordance with their written plans for corrective action developed in response to the August 30, 2011 notices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpha Natural Resources, Inc.

December 9, 2011	By:	/s/ Richard R. Grinnan
Name: Richard R. Grinnan
Title: Assistant Secretary